Exhibit 10.3

Execution Version

FIRST AMENDMENT TO MASTER REPURCHASE AGREEMENT

THIS FIRST AMENDMENT TO MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of October 29, 2009, is made and entered into between and among HomeAmerican Mortgage Corporation, a Colorado corporation (the “Seller”), U.S. Bank National Association, as Agent and representative of itself as a Buyer and the other Buyers (in such capacity, the “Agent”) and as a Buyer (in such capacity, “U.S. Bank”).

RECITALS:

A. The Seller, U.S. Bank, the Agent, and the other buyers party thereto that are in existence prior to the effectiveness of this Amendment (the “Existing Buyers”) are parties to that certain Master Repurchase Agreement dated as of November 12, 2008 (the “Repurchase Agreement”).

B. Each of the Existing Buyers other than U.S. Bank (the “Exiting Buyers”) has executed, as assignor, an Assignment and Assumption in the form of Exhibit F to the Repurchase Agreement, dated concurrently herewith (each, an “Assignment”), pursuant to which, among other things, each Exiting Buyer has agreed to assign to U.S. Bank, and U.S. Bank has agreed to purchase, all of such Exiting Buyer’s rights and obligations as a Buyer under the Repurchase Agreement.

C. The Seller and the Agent now desire to amend certain provisions of the Repurchase Agreement as set forth herein.

AGREEMENT:

In consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.

Section 2. Amendments. The following amendments are made to the Repurchase Agreement:

2.1. The definition of “Agent Fee” in Section 1.2 of the Repurchase Agreement is deleted in its entirety.

2.2. The definition of “Balance Funded Rate” in Section 1.2 of the Repurchase Agreement is amended to read in its entirety as follows:

“Balance Funded Rate” means four and one-half percent (4.50%) per annum.

2.3. The definition of “Buyers’ Margin Percentage” in Section 1.2 of the Repurchase Agreement is amended to read in its entirety as follows:

“Buyers’ Margin Percentage” means:

(i) for all Conforming Mortgage Loans, ninety-seven percent (97%);

(ii) for Jumbo Mortgage Loans, ninety-five percent (95%); and

(iii) for Agency-eligible Forty Year Loans, ninety-seven percent (97%).

2.4. The definition of “Funding Account” in Section 1.2 of the Repurchase Agreement is amended to read in its entirety as follows:

“Funding Account” means the Seller’s non-interest bearing demand deposit account number maintained with U.S. Bank and described in Schedule 1.2, into which the Agent may transfer funds (funds paid by the Buyers as Purchase Price) and from which the Agent is authorized to disburse funds at Seller’s direction for the funding of Transactions. The Funding Account shall be subject to setoff by the Agent for Pro Rata distribution to the Buyers and shall be subject to the control of the Agent.

2.5. The definition of “LIBOR Margin” in Section 1.2 of the Repurchase Agreement is amended to read in its entirety as follows:

“LIBOR Margin” means two and one-half percent (2.50%).

2.6. The definition of “LIBOR Rate” in Section 1.2 of the Repurchase Agreement is amended to read in its entirety as follows:

“LIBOR Rate” means, on any Determination Date, the average offered rate for deposits in United States dollars having a maturity of one month (rounded upward, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on such Determination Date which appears on the Reuters Screen, LIBOR01 Page, or any successor thereto as of 11:00 a.m., London time (or such other time as of which such rate appears) on such date of determination, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, or the rate for such deposits determined by the Agent at such time based on such other published service of general application as shall be selected by the Agent for such purpose; provided, that in lieu of determining the rate in the foregoing manner, the Agent may determine the rate based on rates at which United States dollar deposits having a maturity of one month are offered to the Agent in the interbank LIBOR market at such time for delivery in immediately available funds on such date of determination in an amount equal to $1,000,000 (rounded upward, if necessary, to the nearest 1/16 of 1%).

2.7. The definition of “Maximum Aggregate Commitment” in Section 1.2 of the Repurchase Agreement is amended by deleting the second sentence thereof and by substituting in lieu thereof the following:

The Maximum Aggregate Commitment on the date of the First Amendment hereto is Seventy Million Dollars ($70,000,000).

2.8. The definition of “Non-Usage Fee” in Section 1.2 of the Repurchase Agreement is deleted in its entirety

2.9. The definition of “Repurchase Settlement Account” in Section 1.2 of the Repurchase Agreement is amended by deleting the second sentence thereof and by substituting in lieu thereof the following:

“Repurchase Settlement Account” means the Seller’s non-interest bearing demand deposit account maintained with U.S. Bank and described on Schedule 1.2, to be used for (a) the Agent’s and the Buyers’ deposits of Purchase Price payments for Purchased Loans (including any Swing Line Purchases) to the extent not deposited directly in the Funding Account, (b) any principal payments received by the Agent or the Custodian (other than regular principal and interest payments) on any Purchased Loans; (c) the Agent’s deposit of Repurchase Price payments received from the Seller or from an Approved Investor for the Seller’s account for distribution to the Buyers and (d) only if and when (i) no Default has occurred unless it has been either cured by the Seller or waived in writing by the Agent (acting with the requisite consent of the Buyers as provided in this Agreement) and (ii) no Event of Default has occurred unless the Agent has declared in writing that it has been cured or waived, transfer to the Operating Account of proceeds of sales or other dispositions of Purchased Loans to an Approved Investor in excess (if any) of the Repurchase Price of such Purchased Loan. The Repurchase Settlement Account is (and shall continuously) constitute collateral for the Obligations. The Repurchase Settlement Account shall be subject to setoff by the Agent for Pro Rata distribution to the Buyers. The Repurchase Settlement Account shall be a blocked account from which the Seller shall have no right to directly withdraw funds, but instead such funds may be withdrawn or paid out only against the order of an authorized officer of the Agent (acting with the requisite consent of the Buyers as provided herein), although under the circumstances described in clause (d) of the preceding sentence and subject to the conditions specified in that clause, the Agent shall use diligent and reasonable efforts to cause amounts in excess of the applicable Repurchase Prices that are deposited to the Repurchase Settlement Account before 3:00 PM on a Business Day to be transferred to the Operating Account on that same Business Day or on the Business Day thereafter when the Agent next determines the Buyers’ Pro Rata shares of such Purchase Price payment amounts or Repurchase Prices received.

2.10. The definition of “Swing Line Limit” in Section 1.2 of the Repurchase Agreement is amended by deleting the phrase “$60,000,000” and substituting “$70,000,000” in lieu thereof.

2.11. The definition of “Termination Date” in Section 1.2 of the Repurchase Agreement is amended by deleting the phrase “November 11, 2009” and substituting “October 28, 2010” in lieu thereof.

2.12. Manner of Funding. Section 3.1 of the Repurchase Agreement is amended by adding the following paragraph (d) thereto:

(d) Notwithstanding anything to the contrary in this Agreement, the Custody Agreement or any of the exhibits and schedules hereto or thereto, unless the Agent shall otherwise agree, the Purchase Price for any Transaction shall not be disbursed directly to Seller; rather, Purchase Price funds for Wet Loans shall be disbursed to the applicable closing title agent or attorney and Purchase Price funds for Dry Loans that are initially funded as such shall be disbursed only to the financial institutions (if any) that provided correspondent funding for such Dry Loans.

2.13. Syndication of Purchases. Section 3.2 of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

3.2 Syndication of Purchases.

(a) Regular Transactions. When a Request/Confirmation is received by the Agent for a Transaction to be funded initially as a Regular Transaction, the Agent shall give notice by fax or, at the Agent’s discretion, e-mail backed up by fax, to each Buyer of the requested Transaction and that Buyer’s Funding Share thereof, by 2:00 p.m. on the Business Day when the requested Transaction is to be funded by the Buyers, and each Buyer shall cause its Funding Share to be transferred to the Agent in accordance with the Agent’s instructions, so that the Agent receives such Funding Share in immediately available funds within two (2) hours after receiving such notice and in any case by 4:00 p.m. on such Business Day. Provided that the conditions set forth in Section 14 have been satisfied or waived with the requisite consent of the Buyers as provided herein, the Agent shall transfer the sum of the Purchase Prices for the Transaction to the Funding Account and disburse the sum of the Purchase Prices for the Transaction to the Seller or to its designee(s) for their account.

(b) Swing Line Transactions. U.S. Bank shall notify each Buyer no later than 2:00 p.m. on each Swing Line Refunding Due Date of such Buyer’s Funding Share of the Swing Line Transactions that are to be converted to Regular Transactions on such date. If at the time each such Swing Line Transaction was funded, U.S. Bank reasonably believed that all of the conditions set forth in Section 2.5 were satisfied in all material respects, then the other Buyers shall be (subject to the provisions of this Agreement and the other Repurchase Documents) unconditionally and irrevocably obligated to timely fund their respective Funding Shares of such Transactions, irrespective of whether in the meantime any Default or Event of Default has occurred or been discovered, and irrespective of whether in the meantime some or all of the Buyers’ Commitments have lapsed, expired or been canceled, rescinded or terminated with or without cause, or have been waived, released or excused for any reason whatsoever, so that (a) the Swing Line is paid down by the required amount on each Swing Line Refunding Due Date and (b) all Swing Line Transactions are converted to Regular Transactions with each Buyer having funded its Funding Share thereof. All Price Differential accrued on Swing Line Transactions to the applicable Swing Line Refunding Due Date shall be due and payable by the Seller to the Agent (for distribution to U.S. Bank) within two (2) Business Days after the Agent bills the Seller for such Price Differential (which billing shall occur monthly) but in no event later than the Termination Date. All amounts due from the Buyers under this Section 3.2 shall be transmitted by federal funds wire transfer in accordance with the Agent’s instructions. The Agent shall disburse to U.S. Bank an amount equal to the sum of the Funding Shares received from the Buyers on any day against each Transaction that was initially funded as a Swing Line Transaction (excluding U.S. Bank’s own Funding Share thereof); provided that if a Buyer other than U.S. Bank advises the Agent by telephone and confirms the advice by fax that such Buyer has placed all of its Funding Share on the federal funds wire to the account designated by the Agent, the Agent shall continue to keep the Swing Line Transaction outstanding to the extent of that Buyer’s Funding Share so wired until such Buyer’s Funding Share is received, and the Agent shall then repay U.S. Bank that still-outstanding portion of the Swing Line Transaction from such funds, and the Price Differential accrued at the Pricing Rate(s) applicable to the Transaction on that Funding Share for the period from (and including) the relevant Swing Line Refunding Due Date to (but excluding) the date such Buyer’s Funding Share is received by the Agent shall belong to U.S. Bank; provided, further that in no event shall U.S. Bank have any obligation to continue such portion of any Swing Line Transaction outstanding if and to the extent, if any, that doing so would cause the total amount funded by U.S. Bank and outstanding to exceed the Swing Line Limit. If any Buyer fails to transmit any funds required under this Section 3.2 so that such funds are received in accordance with the Agent’s instructions by 4:00 p.m. on the Swing Line Refunding Due Date (i.e., excluding any such failure caused by a federal funds wire delay), then that Buyer shall also be obligated to pay to U.S. Bank Price Differential on the Funding Share so due from such Buyer to U.S. Bank at the Federal Funds Rate from (and including) such Swing Line Refunding Due Date to (but excluding) the date of payment of such Funding Share.

2.14. Section 4.2 of the Repurchase Agreement is amended to read in its entirety as follows:

4.2 Transaction Sublimits. The following sublimits shall also be applicable to the Transactions hereunder such that after giving effect to any proposed Transaction and after giving effect to any repurchase, addition or substitution of any Mortgage Loan hereunder, the following shall be true:

(a) The Aggregate Outstanding Purchase Price of Conforming Mortgage Loans may be as much as one hundred percent (100%) of the Maximum Aggregate Commitment.

(b) The Aggregate Outstanding Purchase Price of all Purchased Loans that are Wet Loans shall not exceed (x) fifty percent (50%) of the Maximum Aggregate Commitment on any of the first five and last five Business Days of any month or (y) thirty-five percent (35%) of the Maximum Aggregate Commitment on any other day (the “Wet Loans Sublimit”).

(c) The Aggregate Outstanding Purchase Price of all Purchased Loans that are of the type listed in the first column of the following table shall not exceed the percentage of the Maximum Aggregate Commitment listed in the second column of the table (the name of that Sublimit is set forth in the third column).

Type of Purchased Loan	Maximum percentage/amount of Maximum Aggregate Commitment	Name of Sublimit
Agency-eligible Forty Year Loans	5%	“Agency-eligible Forty Year Loans Sublimit”
Jumbo Mortgage Loans	10%	“Jumbo Loans Sublimit”

(d) The Agent may agree to any change in the aggregate not involving more than One Million Dollars ($1,000,000) of the Purchased Loans in the handling of the Purchased Loans, as set forth in Section 22.5.

2.15. Section 5.1 of the Repurchase Agreement is amended by adding the following proviso at the end thereof:

; provided that, notwithstanding the foregoing, the Pricing Rate will not in any event be less than 4.50%.

2.16. MERS Covenants. Section 16.17(e) of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

(e) register each Purchased Loan in the MERS System and designate the Administrative Agent as “interim funder” of such Purchased Loan no later than three (3) Business Days after it is purchased or deemed purchased hereunder;

2.17. Events of Default. Clauses (d) and (e) of Section 18.1 of the Repurchase Agreement are hereby amended and restated in their entireties to read as follows:

(d) Any covenant contained in Sections 16.4, 16.17 or 17 (except for the covenants contained in Sections 17.10 and 17.16) shall have been breached.

(e) Any covenant contained in Sections 16, 17.10 or 17.16 shall have been breached in any material respect (except for the covenants in Sections 16.4 or 16.17), or any other covenant or agreement contained in any Repurchase Document is breached in any material respect, and in each case, such breach is not cured within fifteen (15) calendar days of the earlier of the Seller’s knowledge of such breach or the Seller’s receipt of notice of such breach from any source; provided, that in the case of covenants made with respect to the Purchased Loans, such circumstance shall not constitute an Event of Default if, after determining the Purchase Value of the Purchased Loans without taking into account the Purchased Loans with respect to which such circumstance has occurred, no other Event of Default shall have occurred and be continuing.

2.18. Section 9.1 of the Repurchase Agreement is amended to read in its entirety as follows:

9.1 Facility Fee. The Seller agrees to pay to the Agent (for Pro Rata distribution to the Buyers) monthly, in arrears, a facility fee (the “Facility Fee”) in an amount equal to the sum of one quarter of one percent (0.25%) per annum of the Maximum Aggregate Commitment for the period from the date of the First Amendment hereto to the Termination Date, computed for each calendar month or portion thereof from the date of the First Amendment hereto to the Termination Date. The Facility Fee shall be payable monthly in arrears and shall be due no later than two (2) Business Days after the Agent bills the Seller therefor. If the Maximum Aggregate Commitment shall be increased or decreased from time to time either pursuant to a provision of this Agreement or by separate agreement between the Buyers and the Seller (excluding, however, any change occurring as a result of or following the occurrence of a Default or an Event of Default, in respect of which no adjustment of the Facility Fee shall be required), the amount of the Facility Fee shall be adjusted as of the date of such change. The Facility Fee is compensation to the Buyers for committing to make funds available for revolving purchases of Eligible Loans on the terms and subject to the conditions of this Agreement, and are not compensation for the use or forbearance or detention of money. Each calculation by the Agent of the amount of the Facility Fee shall be conclusive and binding absent manifest error.

2.19. Section 9.2 of the Repurchase Agreement is amended to read in its entirety as follows:

9.2 [Reserved].

2.20. Section 17.12 of the Repurchase Agreement is amended to read in its entirety as follows:

17.12. Adjusted Tangible Net Worth. At all times, the Seller’s Adjusted Tangible Net Worth shall not be less than Eighteen Million Dollars ($18,000,000).

2.21. Section 17.13 of the Repurchase Agreement is amended to read in its entirety as follows:

17.13. Adjusted Tangible Net Worth Ratio. At all times, the ratio of (i) Total Liabilities to (ii) the Adjusted Tangible Net Worth shall not be more than 8.0 to 1.0.

2.22. Section 17.14 of the Repurchase Agreement is amended to read in its entirety as follows:

17.14. Adjusted Net Income. As of the end of each month, the Seller’s net income (calculated excluding, for any relevant period of determination, the Seller’s one-time, loan loss provision in the amount of $6,000,000 that was established on September 30, 2009), determined in accordance with GAAP, for the twelve consecutive months then ended shall not be less than One Dollar ($1.00).

2.23. Section 17.15 of the Repurchase Agreement is amended to read in its entirety as follows:

17.15. Liquidity. The Seller’s Liquidity shall at all times be no less than Eight Million Dollars ($8,000,000)

2.24. Section 22.5(a) of the Repurchase Agreement is amended to read in its entirety as follows:

(a) agree or consent to any change in the aggregate not involving more than One Million Dollars ($1,000,000) of the Purchased Loans at any time in the handling of the Purchased Loans and which in the Agent’s reasonable judgment is unlikely to have a material adverse effect on any of the Central Elements in respect of the Seller or any of its Subsidiaries (for purposes of clarity, this allows the Agent to temporarily suspend the effects of one or more of the sublimits set forth in Section 4.2(c) or one or more Disqualifiers for Purchased Loans, if the Agent in its sole and absolute discretion determines that such Disqualifier may be resolved or corrected and to allow funding of a Wet Loan one Business Day after the advance of funds for the purchase of such Wet Loan, in each case within the limitation set forth in this Section 22.5(a));

2.25. Exhibit C to the Master Repurchase Agreement is hereby amended by deleting its Annex A to Officer’s Certificate and replacing it with the Annex A to Officer’s Certificate set forth on Exhibit A hereto.

2.26. Schedule AI to the Repurchase Agreement is hereby amended and restated to read as set forth on Exhibit B hereto, which is substituted as Schedule AI to the Repurchase Agreement.

2.27. Schedule BC to the Repurchase Agreement is hereby amended and restated to read as set forth on Exhibit C hereto, which is substituted as Schedule BC to the Repurchase Agreement.

2.28. Schedule DQ to the Repurchase Agreement is hereby amended and restated to read as set forth on Exhibit D hereto, which is substituted as Schedule DQ to the Repurchase Agreement.

2.29. Schedule EL to the Repurchase Agreement is hereby amended and restated to read as set forth on Exhibit E hereto, which is substituted as Schedule EL to the Repurchase Agreement.

2.30. Schedule 23 to the Repurchase Agreement is hereby amended and restated to read as set forth on Exhibit F hereto, which is substituted as Schedule 23 to the Repurchase Agreement.

Section 3. Conditions Precedent and Effectiveness. This Amendment shall be effective as of the date first above written (except that, as to the amendments to the financial covenants set forth in Sections 17.12, 17.13, 17.14 and 17.15 of the Repurchase Agreement, this Amendment shall be effective retroactively to September 30, 2009), upon the occurrence of the following events:

3.1. delivery to the Agent of this Amendment duly executed by the Seller in a quantity sufficient that the Agent and the Seller may each have a fully executed original of each such document;

3.2. delivery to the Agent of a resolution of the Seller’s board of directors, certified as of the date of this Amendment by its corporate secretary, authorizing the execution, delivery, and performance of this Amendment and all other agreements, instruments, certificates, and other documents required in connection herewith (collectively, the “Amendment Documents”), which certificate shall also certify as to the incumbency of the officers executing the Amendment Documents on behalf of the Seller;

3.3. a separate Assignment, duly executed by Comerica Bank and by Guaranty Bank;

3.4. delivery to the Agent of such other documents as it may reasonably request; and

3.5. The Agent shall have received payment of all unpaid legal fees and expenses incurred by the Agent through the date of this Amendment in connection with the Repurchase Agreement and the Amendment Documents..

Section 4. Miscellaneous.

4.1. Ratifications. The terms and provisions of this Amendment shall modify and supersede all inconsistent terms and provisions of the Repurchase Agreement and the other Repurchase Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Repurchase Agreement and each other Repurchase Document are ratified and confirmed and shall continue in full force and effect.

4.2. Seller Representations and Warranties. The Seller hereby represents and warrants that (a) the representations and warranties made by the Seller in Article 15 of the Repurchase Agreement and in the other Repurchase Documents are true and correct in all material respects with the same force and effect on and as of the date hereof as though made as of the date hereof, and (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

4.3. Survival. The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.

4.4. Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, is hereby amended so that any reference in such Repurchase Document to the Repurchase Agreement refers to the Repurchase Agreement as amended and modified hereby.

4.5. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

4.6. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agent, the Buyers, the Seller, and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent.

4.7. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

4.8. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

4.9. ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO OR THERETO.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties have caused this Amendment to be executed as of the date first written above.

SELLER AND SERVICER:

HOMEAMERICAN MORTGAGE CORPORATION, as Seller and Servicer

By:
Name:	John J. Heaney
Title:	Senior Vice President and Treasurer
Date:

AGENT AND BUYER:

U.S. BANK NATIONAL ASSOCIATION, as Agent and Buyer

By:
Name:	Edwin D. Jenkins
Title:	Senior Vice President
Date:

[Signature Page to First Amendment to Master Repurchase Agreement]

EXHIBIT C TO FIRST AMENDMENT TO

MASTER REPURCHASE AGREEMENT

SCHEDULE BC

TO MASTER REPURCHASE AGREEMENT

THE BUYERS’ COMMITTED SUMS

(IN DOLLARS)

Buyer	Committed Sum
U.S. Bank National Association	$70,000,000.00
Maximum Aggregate Commitment	$70,000,000.00

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EXHIBIT D TO FIRST AMENDMENT TO

MASTER REPURCHASE AGREEMENT

SCHEDULE DQ

TO MASTER REPURCHASE AGREEMENT

DISQUALIFIERS

“Disqualifier” means any of the following events. After the occurrence of any Disqualifier, unless the Agent shall have waived it or declared it cured in writing, the Market Value of the affected Purchased Loan shall be deemed to be zero:

1. Any event occurs, or is discovered to have occurred, after which the affected Purchased Loan fails to satisfy any element of the definition of “Eligible Loan”.

2. In respect of any Purchased Loan, for any reason whatsoever any of the Seller’s special representations concerning Purchased Loans set forth in Section 15.3 applicable to that type of Purchased Loan shall become untrue, or shall be discovered to be untrue, in any respect that is material to the value or collectibility of that Purchased Loan, considered either by itself or together with other Purchased Loans.

3. Any Purchased Loan shall become In Default.

4. Seven (7) Business Days shall have elapsed after the Purchase Date upon which a Wet Loan has been sold to the Buyers without all of the Wet Loan’s Basic Papers having been received by the Custodian.

5. For any Purchased Loan, any Basic Paper shall have been sent to the Seller or its designee for correction, collection or other action and shall not have been returned to the Custodian on or before ten (10) Business Days after it was so sent to the Seller.

6. Any Purchased Loan shall be assumed by (or otherwise become the liability) of, or the real property securing it shall become owned by, any corporation, partnership or any other entity that is not a natural person or a trust for natural persons unless payment in full of such Purchased Loan is guaranteed by a natural person. The Agent, the Buyers and Custodian may rely on the Seller’s representation and warranty that no Purchased Loans have been so assumed by (or otherwise become the liability of) such a Person except as otherwise specified by written notice(s) to the Custodian.

7. Any Purchased Loan shall be assumed by (or otherwise become the liability of), or the real property securing it shall become owned by, an Affiliate of the Seller or any of the Seller’s or its Affiliates’ directors or officers, unless all of the following are true: (a) such Mortgage Loan is a Single-family Loan secured by a first priority Lien on the related Mortgaged Premises, (b) the owner-mortgagor occupies the Mortgaged Premises as a primary or secondary residence, and (c) such Mortgage Loan will not cause the Aggregate Outstanding Purchase Price of all Purchased Loans to such Affiliates, directors and officers to exceed $1,000,000 and (d) no more than 30 days have elapsed since the Purchase Date of such Mortgage Loan. The Agent, the Buyers and Custodian may rely on the Seller’s representation and warranty that no Purchased Loans have been so assumed by (or otherwise become the liability of) such a Person except as otherwise specified by written notice(s) to the Custodian.

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8. Any Purchased Loan shipped to an Approved Investor shall not be paid for or returned to the Custodian or the Agent (whichever shipped it) on or before forty-five (45) days after it is shipped.

9. More than 60 days shall have elapsed since the Purchase Date of any Purchased Loan.

10. Any Purchased Loan that is shipped to the Seller for correction of one or more Basic Documents when the Market Value of all Purchased Loans so shipped to the Seller exceeds Two Million Dollars ($2,000,000).

11. Any Purchased Loan is listed on a Custodian’s Exception Report for more than 3 Business Days and the Agent has not exercised its discretion to exclude such Purchased Loan from the list of Disqualifiers under Section 22.5(a) (for the avoidance of doubt, this means a Purchased Loan is subject to discrepancies, inconsistencies or has documents that are incomplete).

12. Three (3) Business Days shall have elapsed after the Purchase Date upon which any Purchased Loan has been sold to Buyers without such Purchased Loan being registered in the MERS System and the Agent being designated as “interim funder” of such Purchased Loan in the MERS System.

D-2

EXHIBIT E TO FIRST AMENDMENT TO

MASTER REPURCHASE AGREEMENT

SCHEDULE EL

TO MASTER REPURCHASE AGREEMENT

ELIGIBLE LOANS

“Eligible Loans” means Single-family Loans that are amortizing Conforming Mortgage Loans with original terms to stated maturities of thirty (30) years or less and that satisfy all applicable requirements of this Agreement for Conforming Mortgage Loans, and shall also mean Single-family Loans that are Jumbo Mortgage Loans and Agency-eligible Forty Year Loans that otherwise meet all criteria for Eligible Loans set forth on this Schedule EL and are not subject to a Disqualifier. Each Mortgage Loan must be secured by a first priority Lien on its related Mortgaged Premises. It may bear interest at a fixed interest rate, at a fluctuating interest rate or at a fixed or fluctuating interest rate for part of its term followed, respectively, by a fluctuating or fixed interest rate for the remainder of its term. No Mortgage Loan shall be an Eligible Loan at any time:

(1) If the Mortgaged Premises securing it is a mobile home, manufactured housing, or cooperative housing unit.

(2) That contains or is otherwise subject to any contractual restriction or prohibition on the free transferability of such Mortgage Loan, all Liens securing it and all related rights (other than Legal Requirements requiring notification to its obligor(s) of any transfer of it or of its servicing or administration), either absolutely or as security.

(3) If any of its owners-mortgagors is a corporation, partnership or any other entity that is not a natural person or a trust for natural persons unless its full payment when due is guaranteed by a natural person.

(4) If any of its owner-mortgagors is an Affiliate of a Seller or any of the Seller’s or any such Affiliate’s directors, or appointed officers, unless all of the following are true: (a) such Mortgage Loan is a Single-family Loan secured by a first priority Lien on the related Mortgaged Premises, (b) the owner-mortgagor occupies the Mortgaged Premises as a primary or secondary residence, and (c) such Mortgage Loan will not cause the Aggregate Outstanding Purchase Price of all Purchased Loans to such Affiliates, directors and officers to exceed $1,000,000 and (d) no more than 30 days have elapsed since the Purchase Date of such Mortgage Loan.

(5) Whose related Mortgaged Premises are not covered by a Hazard Insurance Policy.

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(6) That is a construction, rehabilitation or commercial loan. The Agent, Buyers and Custodian may rely on a Seller’s representation and warranty that no Purchased Loan is such a loan.

(7) In the case of a Jumbo Mortgage Loan, (i) has a cumulative loan to value ratio greater than 90%, (ii) has a FICO score less than 700, (iii) is not fully documented as to income or asset values, (iv) is not eligible for purchase by two Approved Investors with short-term unsecured obligations rated not lower than A-1/P-1, or (v) has not been prior approved by an Approved Investor for purchase except, in the case of a Jumbo Mortgage Loan, in cases where the Seller has delegated underwriting guaranties for Mortgage Loans with an original principal balance up to One Million dollars ($1,000,000).

(8) [Reserved.]

(9) That was originated more than ninety (90) days before its Purchase Date.

(10) That is In Default or ever was In Default.

(11) That contains any term or condition such that the repayment schedule results in the outstanding principal balance increasing over time, rather than amortizing, whether or not such Mortgage Loan is deemed to be an “option ARM”, “negative amortization” or “graduated payment” loan. The Agent, the Buyers and the Custodian may rely on a Seller’s representation and warranty that any Mortgage Loan duly sold to the Buyers amortizes over time.

(12) In connection with the origination of which a policy of single-premium life insurance on the life of a mortgagor, borrower or guarantor was purchased.

(13) That (i) is subject to the special Truth-in-Lending disclosure requirements imposed by Section 32 of Regulation Z of the Federal Reserve Board (12 C.F.R. § 226.32) or any similar state or local Law relating to high interest rate credit or lending transactions or (ii) contains any term or condition, or involves any loan origination practice, that (1) has been defined as “high cost”, “high risk”, “predatory”, “covered”, “threshold” or a similar term under any such applicable federal, state or local law, (2) has been expressly categorized as an “unfair” or “deceptive” term, condition or practice in any such applicable federal, state or local law (or the regulations promulgated thereunder) or (3) by the terms of such Law exposes assignees of Mortgage Loans to possible civil or criminal liability or damages or exposes any Buyer or the Agent to regulatory action or enforcement proceedings, penalties or other sanctions. The Agent, Buyers and Custodian may rely on a Seller’s representation and warranty that no Purchased Loan is such a loan.

(14) That a Seller or any Affiliate has previously warehoused with any other Person, whether under a lending arrangement or an arrangement involving a sale in contemplation of a subsequent further sale to (or securitization by) a secondary mortgage market purchaser, whether with or without such Seller’s having any conditional repurchase or other recourse obligation, and that was rejected or became ineligible or disqualified to be lent against or purchased and held by such other Person. The Agent, Buyers and Custodian may rely on a Seller’s representation and warranty that no Purchased Loan is such a loan.

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(15) That a Seller or any Affiliate sold and transferred, or attempted to sell and transfer, to any other Person; provided, that a Purchased Loan shall not cease to be an Eligible Loan as a result of the return of such Purchased Loan by an Investor to which it was shipped by the Custodian.

(16) In the case of a First Mortgage Loan, that has a loan to value ratio greater than eighty percent (80%) unless such Mortgage Loan is guaranteed by VA or is insured by FHA or private mortgage insurance provided by a provider acceptable to the Agent.

(17) Except qualifying, FHA Loans and VA Loans, that has a Cumulative Loan-to-Value Ratio greater than one hundred percent (100%).

(18) Unless all of a Seller’s right, title and interest in and to the Purchased Loan is subject to a first priority perfected security interest in favor of the Agent for the benefit of the Buyers subject to no other liens, security interests, charges or encumbrances other than such Seller’s right to repurchase the Purchased Loan hereunder.

(19) Unless all the representations and warranties set forth in this Agreement, including, without limitation, Section 15.3 and Schedule 15.4 are true and correct with respect to such Purchased Loan at all times on and after the related Purchase Date.

(20) That is not covered by an Investor Commitment or Hedge Agreement.

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